UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 31, 2023

SANUWAVE Health, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11495 Valley View Road, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(770) 419-7525

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registration is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 31, 2023, the Board of Directors of SANUWAVE Health, Inc. (the “Company”) appointed Andrew Walko as the Company’s President. Mr. Walko brings deep experience in contract manufacturing, supply chain management, medical device production, and logistics from his previous roles as President at Biomerics, LLC (medical device contract manufacturing) from August 2021 to April 2023; at Minnetronix, Inc. (medical device design and manufacturing), including as Director of Manufacturing (Operations) from March 2020 to July 2021 and Senior Manager, Manufacturing (Operations) from June 2018 to February 2020; and at Integer Holdings Corporation.  Prior to this, he served as Operations and Logistics Manager for U.S. Army operations/special operations both at home and overseas.  He earned his MBA from the University of Minnesota.

In connection with his appointment as President, the Company and Mr. Walko entered into an offer letter, dated July 20, 2023 (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Walko will (i) receive an annual base salary of $230,000, (ii) be eligible to earn an annual bonus of 25% of his base salary, based on the achievement of performance goals established by the Company, and (iii) receive an option grant to purchase 22.5 million shares of the Company’s common stock during the quarter his employment commences, which option grant will vest in three equal tranches at each of 12, 24 and 36 months of employment.  The option grant will vest in full upon a change of control or other similar events. The foregoing summary of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

On July 31, 2023, the Company and Mr. Walko entered into a Non-Compete and Confidentiality Agreement (the "Non-Compete and NDA"), pursuant to  which Mr. Walko agreed to keep all confidential, proprietary or trade secret knowledge, data or information of the Company and its affiliates confidential during the term of his employment and for a period of two years thereafter.  Mr. Walko also agreed not to solicit any employees, consultants or customers of the Company or compete with the Company during the term of his employment and for a period of one year thereafter. The foregoing summary of the Non-Compete and NDA is qualified in its entirety by reference to the full text of the Non-Compete and NDA, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Mr. Walko has no family relationship with any director or executive officer of the Company, and no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On July 31, 2023, the Company issued a press release announcing Mr. Walko’s appointment as President. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Offer Letter, dated July 20, 2023, by and between the Company and Andrew Walko
10.2	Non-Compete and Confidentiality Agreement, dated July 31, 2023, by and between the Company and Andrew Walko
99.1	Press Release dated July 31, 2023
104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.

Dated: July 31, 2023	By:	/s/ Toni Rinow
	Name:	Toni Rinow
	Title:	Chief Financial Officer